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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statement Nos. 33-22871, 33-23055, 33-33791, 33-53375, 33-58367, 33-64115, 333-11885,
333-16091, 333-46089 and 333-59238 on Form S-8, Registration Statement
Nos. 333-23559 and 333-38193 on Form S-3 and the related Prospectuses, and this Annual Report (Form 10-K) of our report dated November 7, 2001, with respect to the consolidated financial statements of Becton, Dickinson and Company included in the 2001 Annual Report to Shareholders of Becton, Dickinson and Company.

         Our audits also included the financial statement schedule of Becton, Dickinson and Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                   /s/ Ernst & Young LLP
                                                  ------------------------------
                                                       Ernst & Young LLP

New York, New York
December 20, 2001